Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement (Form S-4 File No. 333-201017) of Riverview Financial Corporation of our report dated March 30, 2015 on the consolidated financial statements of Riverview Financial Corporation included in this Form 10K of Riverview Financial Corporation for the year ended December 31, 2014.

            /s/ Smith Elliott Kearns & Company, LLC

SMITH ELLIOTT KEARNS & COMPANY, LLC

Chambersburg, Pennsylvania

March 30, 2015